UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2015
XHIBIT CORP. (Exact name of registrant as specified in its charter)
Nevada (State or other jurisdiction of incorporation)	000-52678 (Commission File Number)	20-0853320 (IRS Employer Identification No.)

1520 E. Pima St., Phoenix, AZ 85034
(Address of principal executive offices) (Zip Code)

(602) 281-3554
(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Section 8 - Other Events

Item 8.01.  Other Events.

As previously disclosed, on January 22, 2015, Xhibit Corp. (the "Company") and its subsidiaries (collectively with the Company, the “Debtors”) filed for relief under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the District of Arizona (the “Bankruptcy Court”), thereby commencing bankruptcy cases jointly administered under Case No. 2:15-bk-00679-BKM (the “Bankruptcy Cases”). Subsequently, the Bankruptcy Court appointed an Official Committee of Unsecured Creditors (the “Creditors’ Committee”).  On June 22, 2015, the Debtors and the Creditor’s Committee filed an Amended Joint Plan of Liquidation Under Chapter 11 of the Bankruptcy Code (the “Joint Plan”) with the Bankruptcy Court, which is described in the Amended Disclosure Statement for Joint Plan of Liquidation Under Chapter 11 of the Bankruptcy Code (the "Disclosure Statement").  The Disclosure Statement, to which the Joint Plan is attached as Exhibit A, is furnished as Exhibit 99.1 to this Form 8-K.  On June 24, 2015, the Bankruptcy Court approved the Disclosure Statement for distribution to holders of claims for purposes of soliciting votes to accept or reject the Joint Plan.  The Bankruptcy Court has set August 5, 2015 as the hearing date for confirmation of the Joint Plan.

The Disclosure Statement and Joint Plan are available for review at https://quarles.sharefile.com/d-sa1534890f1049018.

The following brief summary is qualified in its entirely by reference to the Disclosure Statement and the Joint Plan.

The Joint Plan provides that, upon its effective date, substantially all of the Debtors’ assets will be transferred to a liquidating trust.  The liquidating trust will manage and distribute assets to creditors and equity interest holders in accordance with the Joint Plan and Liquidating Trust Agreement.  All ownership interests in the Debtors, including Company common stock, par value $.0001 per share ("Xhibit Common Stock") will be cancelled on the effective date of the Joint Plan.

As set forth in the Joint Plan, each holder of an Allowed Equity Interest, which may include holders of Xhibit Common Stock, will be entitled to receive its pro rata share of the remaining net distributable proceeds, if any, realized by the liquidating trust after the payment in full of all claims (the "Claims").  The Claims are comprised of the following classes of Claims, among others:

• Liquidating Trust Expenses
• Allowed Administrative Claims
• Allowed Priority Tax Claims
• Allowed Secured Claims
• Allowed Priority Non-Tax Claims
• Allowed General Unsecured Claims.

As of June 11, 2015, the Debtors' primary assets were composed of the following:

• $2,435,071 in cash;
• The promissory note payable by the purchaser of the SkyMall, LLC operating assets in the unpaid principal amount of $900,000;
• The Debtors' interests in certain real property leases;
• The Retained Causes of Action described in Article IX of the Joint Plan; and
• The Debtors' interests in the escrowed funds held pursuant to the Membership Interest Purchase Agreement, dated as of September 8,
                  2014, relating the sale of SkyMall Ventures, LLC.

Although the exact amount of Claims that may be asserted against the Debtors’ bankruptcy estates cannot be known at this time, the Company expects that the total amount of Claims that will be asserted in the Bankruptcy Cases is likely to be far in excess of the value of the Debtors’ assets. As of June 15, 2015, as disclosed in the Disclosure Statement, claimants had indicated their intent to assert Claims in an aggregate amount in excess of $40 million.  Accordingly, as disclosed previously, the Company expects that there will be no distribution for the benefit of the holders of Xhibit Common Stock.

The Joint Plan will become effective when and if it is confirmed by the Bankruptcy Court, as described in Article VI and Article VII of the Disclosure Statement, and all conditions precedent to effectiveness described in Article VIII of the Joint Plan have been satisfied.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are furnished herewith:

Exhibit Number                                           Description

99.1	Amended Joint Plan of Liquidation under Chapter 11 of the Bankruptcy Code, regarding Xhibit Corp. et. al.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 30, 2015.

Xhibit Corp., a Nevada corporation By: /s/ Scott Wiley Scott Wiley, CFO and Acting CEO

Exhibit Index

Exhibit No.	Description
99.1	Amended Joint Plan of Liquidation under Chapter 11 of the Bankruptcy Code, regarding Xhibit Corp. et. al.